Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2025 RESULTS AND UPDATES OUTLOOK

Company increases expectation for fiscal 2025 adjusted EBITDA1 to between $215 million and $225 million2

LEBANON, Tenn. – June 5, 2025 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2025 ended May 2, 2025.

Third Quarter Fiscal 2025 Highlights

•	Third quarter total revenue was $821.1 million. Compared to the prior year third quarter, total revenue increased 0.5%.

o	Comparable store restaurant sales increased 1.0% over the prior year quarter, and comparable store retail sales decreased 3.8%.

•	GAAP earnings per diluted share were $0.56, and adjusted[1] earnings per diluted share were $0.58.

•	GAAP net income for the third quarter was $12.6 million compared to the prior year quarter GAAP net income (loss) of ($9.2) million. Adjusted EBITDA[1] was $48.1 million, a 0.4% increase compared to the prior year quarter adjusted EBITDA[1] of $47.9 million.

Commenting on the third quarter results, Cracker Barrel President and Chief Executive Officer Julie Masino said, “Our third quarter performance exceeded our expectations and represents the fourth consecutive quarter of positive comparable store restaurant sales growth. We remain focused on executing our transformation plan and believe we are well-positioned to deliver a strong finish to the fiscal year.”

Third Quarter Fiscal 2025 Results

Revenue

The Company reported total revenue of $821.1 million for the third quarter of fiscal 2025, representing an increase of 0.5% compared to the third quarter of fiscal 2024.

Cracker Barrel comparable store restaurant sales increased 1.0%, including total menu pricing increases of 4.9%. Comparable store retail sales decreased 3.8% from the prior year quarter.

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Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the third quarter was $12.6 million, or 1.5% of total revenue, compared to prior year quarter GAAP net income (loss) of ($9.2) million, or (1.1%) of total revenue. Adjusted EBITDA1 was $48.1 million, or 5.9% of total revenue, a 0.4% increase compared to the prior year quarter adjusted EBITDA1 of $47.9 million, or 5.9% of total revenue.

GAAP earnings per diluted share for the third quarter were $0.56 compared to the prior year quarter GAAP earnings (loss) per diluted share of ($0.41). Adjusted1 earnings per diluted share were $0.58 compared to the prior year quarter adjusted1 earnings per diluted share of $0.88.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $0.25 per share of the Company’s common stock. The quarterly dividend is payable on August 13, 2025 to shareholders of record as of July 18, 2025.

Fiscal 2025 Outlook

The Company updated its outlook and expects the following for fiscal 2025:

•	Total revenue of $3.45 billion to $3.50 billion (no change vs. previous outlook)

•	Adjusted EBITDA[1] of $215 million to $225 million[2] (vs. previous outlook of $210 million to $220 million2)

•	Commodity inflation in the mid 2% range compared to the prior year (vs. previous outlook of 2% to 3%)

•	Hourly wage inflation in the mid 2% range compared to the prior year (vs. previous outlook of approximately 3%)

•	Capital expenditures of $160 million to $170 million (vs. previous outlook of $160 million to $180 million)

•	1 new Cracker Barrel store, which has already opened (vs. previous outlook of 1 to 2)

•	4 new Maple Street Biscuit Company units, which have already opened (no change vs. previous outlook)

1 Adjusted net income, adjusted EBITDA, and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company has determined to provide guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation (given the expected increase in investments and the resulting higher expected depreciation expense), taxes, impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

Fiscal 2025 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through June 19, 2025.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) is on a mission to bring craveable, delicious homestyle food and unique retail products to all guests while serving up memorable, distinctive experiences that make everyone feel welcome. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 43 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

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CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on our business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	5/2/25	4/26/24	Percentage Change	5/2/25	4/26/24	Percentage Change
Total revenue	$821,147	$817,135	0%	$2,615,675	$2,576,375	2%
Cost of goods sold (exclusive of depreciation & rent)	247,280	245,070	1	816,013	815,480	0
Labor and other related expenses	304,781	308,791	(1)	938,342	936,434	0
Other store operating expenses	207,486	200,390	4	639,059	618,131	3
General and administrative expenses	46,025	54,524	(16)	167,341	155,795	7
Impairment and store closing costs	718	22,942	(97)	3,869	22,942	(83)
Goodwill impairment	0	4,690	(100)	0	4,690	(100)
Operating income (loss)	14,857	(19,272)	177	51,051	22,903	123
Interest expense	4,984	5,187	(4)	15,784	15,192	4
Income (loss) before income taxes	9,873	(24,459)	140	35,267	7,711	357
Income tax benefit	(2,701)	(15,260)	82	(4,358)	(15,080)	71
Net income (loss)	$12,574	$(9,199)	237	$39,625	$22,791	74

Earnings (loss) per share – basic:	$0.56	$(0.41)	237	$1.78	$1.03	73
Earnings (loss) per share – diluted:	$0.56	$(0.41)	237	$1.77	$1.02	74

Weighted average shares:
Basic	22,264,782	22,201,964	0	22,246,936	22,188,191	0
Diluted	22,459,281	22,201,964	1	22,435,317	22,307,646	1

Ratio Analysis
Total revenue:
Restaurant	82.7%	82.2%		80.8%	80.1%
Retail	17.3	17.8		19.2	19.9
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	30.1	30.0		31.2	31.7
Labor and other related expenses	37.1	37.8		35.9	36.3
Other store operating expenses	25.3	24.5		24.4	24.0
General and administrative expenses	5.6	6.7		6.4	6.0
Impairment and store closing costs	0.1	2.8		0.1	0.9
Goodwill impairment	0.0	0.6		0.0	0.2
Operating income (loss)	1.8	(2.4)		2.0	0.9
Interest expense	0.6	0.6		0.7	0.6
Income (loss) before income taxes	1.2	(3.0)		1.3	0.3
Income tax benefit	(0.3)	(1.9)		(0.2)	(0.6)
Net income (loss)	1.5%	(1.1%)		1.5%	0.9%

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	5/2/25	4/26/24
Assets
Cash and cash equivalents	$9,814	$11,852
Accounts receivable	37,439	34,847
Inventories	168,695	175,278
Prepaid expenses and other current assets	60,877	57,026
Property and equipment, net	971,021	944,859
Operating lease right-of-use assets, net	822,269	860,879
Intangible assets	24,369	24,480
Other assets	44,565	47,872
Total assets	$2,139,049	$2,157,093

Liabilities and Shareholders’ Equity
Accounts payable	$121,117	$137,672
Other current liabilities	301,916	308,535
Long-term debt	489,410	472,216
Long-term operating lease liabilities	653,060	681,272
Other long-term obligations	104,235	130,841
Shareholders’ equity, net	469,311	426,557
Total liabilities and shareholders’ equity	$2,139,049	$2,157,093

Common shares issued and outstanding	22,266,951	22,202,296

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	5/2/25	4/26/24
Cash flows from operating activities:
Net income	$39,625	$22,791
Depreciation and amortization	90,379	82,765
Amortization of debt issuance costs	1,329	1,312
Loss on disposition of property and equipment	6,249	8,860
Impairment	3,581	17,448
Goodwill impairment	0	4,690
Share-based compensation	8,056	9,189
Noncash lease expense	45,560	45,050
Amortization of asset recognized from gain on sale and leaseback transaction	9,551	9,551
Decrease in inventories	12,263	14,086
Decrease in accounts payable	(41,171)	(27,812)
Net changes in other assets and liabilities	(58,745)	(88,474)
Net cash provided by operating activities	116,677	99,456
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(113,214)	(80,081)
Proceeds from sale of property and equipment	1,829	131
Net cash used in investing activities	(111,385)	(79,950)
Cash flows from financing activities:
Net proceeds from/principal payments on long-term debt	11,425	56,000
Taxes withheld from issuance of share-based compensation awards	(1,428)	(1,597)
Dividends on common stock	(17,510)	(87,204)
Net cash used in financing activities	(7,513)	(32,801)

Net decrease in cash and cash equivalents	(2,221)	(13,295)
Cash and cash equivalents, beginning of period	12,035	25,147
Cash and cash equivalents, end of period	$9,814	$11,852

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	Third Quarter Ended
	5/2/25	4/26/24
Net change in company-owned units during quarter:
Cracker Barrel	1	(4)
Maple Street Biscuit Company	1	0
Company-owned units in operation at end of quarter:
Cracker Barrel	658	658
Maple Street Biscuit Company	70	63

	Third Quarter Ended		Nine Months Ended
	5/2/25	4/26/24	5/2/25	4/26/24
Total revenue*: (In thousands)
Restaurant	$661,945	$654,410	$2,061,681	$2,013,609
Retail	141,695	145,430	502,052	512,981
Total revenue	$803,640	$799,840	$2,563,733	$2,526,590

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$173,431	$169,373	$546,757	$540,553
Retail	69,346	71,432	256,015	262,430
Total cost of goods sold	$242,777	$240,805	$802,772	$802,983

Average unit volume*: (In thousands)
Restaurant	$1,006.0	$994.6	$3,134.8	$3,049.4
Retail	215.3	221.0	763.4	776.8
Total	$1,221.3	$1,215.6	$3,898.2	$3,826.2
Operating weeks*:	8,554	8,554	25,649	25,753

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its third quarter fiscal 2024 and fiscal 2025 adjusted net income and earnings per share. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (ii) expenses related to the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, and (viii) the related tax impacts of the foregoing. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Third Quarter Ended				Nine Months Ended
	5/2/25	Margin	4/26/24	Margin	5/2/25	Margin	4/26/24	Margin
Revenue	$821,147	100%	$817,135	100%	$2,615,675	100%	$2,576,375	100%

GAAP net income	$12,574	1.5	($9,199)	(1.1)	$39,625	1.5	$22,791	0.9
CEO transition expenses	0	0.0	3,465	0.4	0	0.0	8,574	0.3
Strategic transformation initiative expenses	0	0.0	6,590	0.8	7,263	0.3	11,546	0.4
Employee benefit adjustment	0	0.0	0	0.0	0	0.0	(5,284)	(0.2)
Corporate restructuring charge	0	0.0	0	0.0	0	0.0	1,643	0.1
Proxy contest expenses	0	0.0	0	0.0	8,220	0.3	0	0.0
Impairment	718	0.1	17,448	2.1	3,581	0.1	17,448	0.7
Store closing costs	0	0.0	5,494	0.7	0	0.0	5,494	0.2
Goodwill impairment	0	0.0	4,690	0.6	0	0.0	4,690	0.2
Tax impacts of the foregoing	(169)	(0.0)	(8,856)	(1.1)	(4,480)	(0.2)	(10,366)	(0.4)
Adjusted net income	$13,123	1.6%	$19,632	2.4%	$54,209	2.1%	$56,536	2.2%

GAAP earnings (loss) per share - basic	$0.56		$(0.41)		$1.78		$1.03
GAAP earnings (loss) per share - diluted	$0.56		$(0.41)		$1.77		$1.02

Adjusted earnings per share - basic	$0.59		$0.88		$2.44		$2.55
Adjusted earnings per share - diluted	$0.58		$0.88		$2.42		$2.53

Weighted average shares - basic	22,264,782		22,201,964		22,246,936		22,188,191
Weighted average shares - diluted	22,459,281		22,201,964		22,435,317		22,307,646

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (iii) the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iv) goodwill impairment charges, (v) expenses related to the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, and (viii) an employee benefits policy change. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	Third Quarter Ended 5/2/25	Margin	Nine Months Ended 5/2/25	Margin
Revenue	$821,147	100%	$2,615,675	100%

GAAP Net income	12,574	1.5	39,625	1.5
(+) Depreciation& amortization	30,991	3.8	90,379	3.5
(+) Interest expense	4,984	0.6	15,784	0.6
(+) Tax expense (tax benefit)	(2,701)	(0.3)	(4,358)	(0.2)
EBITDA	$45,848	5.6%	$141,430	5.4%
Adjustments
(+) Share-based compensation, net	1,551	0.2	8,056	0.3
(+) Strategic transformation initiative expenses	0	0.0	7,263	0.3
(+) Impairment	718	0.1	3,581	0.1
(+) Proxy contest expenses	0	0.0	8,220	0.3
Adjusted EBITDA	$48,117	5.9%	$168,550	6.4%

	Third Quarter Ended 4/26/24	Margin	Nine Months Ended 4/26/24	Margin
Revenue	$817,135	100%	$2,576,375	100%

GAAP Net income (loss)	(9,199)	(1.1)	22,791	0.9
(+) Depreciation& amortization	28,337	3.5	82,765	3.2
(+) Interest expense	5,187	0.6	15,192	0.6
(+) Tax expense (tax benefit)	(15,260)	(1.9)	(15,080)	(0.6)
EBITDA	9,065	1.1%	$105,668	4.1%
Adjustments
(+) Share-based compensation, net	1,187	0.1	4,475	0.2
(+) Strategic transformation initiative expenses	6,590	0.8	11,546	0.4
(+) Impairment	17,448	2.1	17,448	2.1
(+) Store closing costs	5,494	0.7	5,494	0.7
(+) Goodwill impairment	4,690	0.6	4,690	0.2
(+) CEO transition expenses	3,465	0.4	8,574	0.3
(+) Corporate restructuring charge	0	0.0	1,643	0.1
(-) Employee benefit adjustment	0	0.0	(5,284)	(0.2)
Adjusted EBITDA	$47,939	5.9%	$154,254	6.0%

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